Exhibit 3.138

SOSID: 754347
Date Filed: 11/30/2004 3:10:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200433500348

# State of North Carolina
# Department of the Secretary of State

## Limited Liability Company
## ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is: Keystone WSNC, L.L.C.

2. If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (*If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.*) __________

3. The name and address of each person executing these articles of organization is as follows: (*State whether each person is executing these articles of organization in the capacity of a member, organizer or both).*

   L. Hunter Rost, Organizer
   c/o Waller Lansden Dortch & Davis, PLLC
   511 Union Street, Suite 2700
   Nashville, TN 37219

4. The street address and county of the initial registered office of the limited liability company is:

   Number and Street 225 Hillsborough Street,

   City, State, Zip Code Raleigh, North Carolina 27603 County Wake

5. The mailing address, *if different from the street address,* of the initial registered office is:

6. The name of the initial registered agent is: C T Corporation System

7. Principal office information: (*Select either a or b.)*

   a. [X] The limited liability company has a principal office.

   The street address and county of the principal office of the limited liability company is:

   Number and Street 3401 West End Avenue, Suite 400
   City, State, Zip Code Nashville, TN 37203 County Davidson

   The mailing address, *if different from the street address*, of the principal office of the corporation is:

   __________

   b. [ ] The limited liability company does not have a principal office.

8. Check one of the following:

 x (i) ***Member-managed LLC***: all members by virtue of their status as members shall be managers of this limited liability company.

 ___ (ii) ***Manager-managed LLC***: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9. Any other provisions which the limited liability company elects to include are attached.

10. These articles will be effective upon filing, unless a date and/or time is specified:

______________________

This is the 30th day of November, 2004.

L. H R, Jr.

*Signature*

L. Hunter Rost, Organizer

*Type or Print Name and Title*

NOTES:

1. Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION P.O. Box 29622 RALEIGH, NC 27626-0622

*(Revised January 2002)* *(Form L-01)*

NC049 - 10/1/02 C T System Online